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                                                                    Exhibit 23.1


                   [Letterhead of Fraser Milner Casgrain LLP]



April 18, 2002




Meridian Gold Inc.
9670 Gateway Drive
Suite 200
Reno, Nevada 89511-8997

Dear Sirs:

RE:   MERIDIAN GOLD INC. AND BRANCOTE HOLDINGS PLC,
      REGISTRATION STATEMENT ON FORM F-4

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of this Registration Statement of Meridian Gold Inc. on Form F-4.


Yours truly,

/s/ Fraser Milner Casgrain LLP